                              AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION

                                       OF

                                   L90, INC.

          L90, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:



          FIRST:    The Corporation's present name is L90, Inc., which is the
name under which the corporation was originally incorporated; and the date of filing the original certificate of the Corporation with the Secretary of State of the State of Delaware is September 14, 1999.


          SECOND:   This Amended and Restated Certificate of Incorporation has
been duly adopted in accordance with the provisions of Sections 228, 242 and
Section 245 of the General Corporation Law of the State of Delaware and amends and restates the provisions of the existing Certificate of Incorporation of the Corporation.


          THIRD:    The text of the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit
A.



          In WITNESS WHEREOF, L90, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Thomas A. Sebastian, the Vice President and Chief Financial Officer of the Corporation, on the 20th day of September, 1999.


                    /s/ Thomas A. Sebastian
                    _______________________________________
                    Thomas A. Sebastian, Vice President

                            Chief Financial Officer


                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                   L90, INC.


                                      I.

                   The name of this Corporation is L90, INC.

                                      II.

          The address of the registered office of the Corporation in the State of Delaware is c/o the Corporation Service Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and the name of the registered agent at that address is Corporation Service Company.


                                     III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

          (a) The Corporation is authorized to issue two classes of shares of stock designated as "Common Stock" and "Preferred Stock," respectively. The
                     ------------       ---------------
number of shares of Common Stock which the Corporation is authorized to issue is eighty million (80,000,000) and the number of shares of Preferred Stock which the Corporation is authorized to issue is fifteen million (15,000,000). The par value of the

Common Stock and the Preferred Stock shall be $0.001 per share.

          (b) Except as provided in subparagraph (d) below, or except as may be determined by the Board in designating the rights, privileges, preferences and restrictions applying to any series of Preferred Stock pursuant to subparagraph
(c) below or as otherwise provided by law, the holders of the Common Stock shall have the right to notice of stockholders' meetings and voting rights and powers.

          (c) Except with respect to the shares of Preferred Stock whose designation and rights, privileges, preferences and restrictions are set forth in subparagraph (d) below, the Board is authorized to designate that the Preferred Stock be divided into any number of series, and it is authorized to determine the designation of any such series and to fix the number of shares in any such series and may, as to any such series, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of the shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such series. The Board may determine or alter the rights, privileges, preferences and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

          (d) Of the fifteen million (15,000,000) shares of Preferred Stock the Corporation is authorized to issue as set forth in subparagraph (a) of Article IV hereof, two thousand (2,000) of such shares of Preferred Stock are designated "Series A Convertible Preferred Stock," five million (5,000,000) of such shares
 ------------------------------------
of Preferred Stock are designated "Series B Convertible Preferred Stock" and
                                   ------------------------------------
three million (3,000,000) of such shares of Preferred Stock are designated

"Series C Convertible Preferred Stock."  The rights, preferences, privileges and
-------------------------------------
restrictions granted
to and imposed upon the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are as follows:

          Section 1.  Definitions.  For purposes of this Article IV the
                      -----------
following definitions shall apply:

               "Board" shall mean the Board of Directors of the Corporation.
                -----

               "Business Day" shall mean any day excluding Saturday, Sunday and
                ------------
any day which shall be in the State of Delaware a legal holiday or a day on which banking institutions are authorized by law to close.

               "Series A Commitment Date" shall mean September 16, 1998.
                ------------------------

               "Series B Commitment Date" shall mean August 6, 1999.
                ------------------------

               "Series C Commitment Date" shall mean the date immediately prior
                ------------------------
to the date of original issuance of the Series C Convertible Preferred Stock.

               "Common Stock" shall mean the Common Stock of the Corporation.
                ------------

               "Common Stock's Fair Market Value" shall mean the fair market
                --------------------------------
value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any Subsidiary and determined as of the most recent date that such determination has been made within one year of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date.

               "Corporation" shall mean this corporation.
                -----------

               "Junior Stock" shall mean the Common Stock and all other shares
                ------------
of the Corporation, whether presently
outstanding or hereafter issued, other than Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and any series of Preferred Stock (with rights, preferences or privileges on parity with or superior to those of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock) that may from time to time come into existence.

               "Preferred Stock" shall mean the Preferred Stock of the
                ---------------
Corporation.

               "Series A Convertible Preferred Stock" shall mean the Series A
                ------------------------------------
Convertible Preferred Stock of the Corporation.

               "Series B Convertible Preferred Stock" shall mean the Series B
                ------------------------------------
Convertible Preferred Stock of the Corporation.

               "Series C Convertible Preferred Stock" shall mean the Series C
                ------------------------------------
Convertible Preferred Stock of the Corporation.

               "Subsidiary" shall mean any corporation a majority of the Voting
                ----------
Stock of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

               "Voting Stock" shall mean any shares having general voting power
                ------------
in electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency). The Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are Voting Stock.

          Section 2.  Dividends.
                      ---------

               (a) Right to Dividends.  The holders of the then outstanding
                   ------------------
Series A Convertible Preferred Stock shall
be entitled to receive, out of any funds legally available therefor, cumulative cash dividends (the "Series A Dividends") at the annual rate of four percent
                     ------------------
(4%) of the Series A Original Issue Price (as defined below) on each outstanding share of Series A Convertible Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series A Dividends shall accrue monthly, commencing the Series A Commitment Date, and shall be payable upon conversion of the Series A Preferred Stock into Common Stock. The "Series A Original Issue Price" shall be
                                        -----------------------------
One Thousand Dollars ($1,000.00). The holders of the then outstanding Series B Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends (the "Series B Dividends") at
                                                        ------------------
the annual rate of six percent (6%) of the Series B Original Issue Price (as defined below) on each outstanding share of Series B Convertible Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series B Dividends shall accrue between the Series B Commitment Date and ending on December 31, 1999, and on each December 31 thereafter, and shall be payable upon conversion of the Series B Preferred Stock into Common Stock. The "Series B Original Issue Price" shall
                                          -----------------------------
be Two Dollars and Thirty-Five Cents ($2.35). The holders of the then outstanding Series C Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends (the "Series C
                                                                        --------
Dividends") at the annual rate of six percent (6%) of the Series C Original
---------
Issue Price (as defined below) on each outstanding share of Series C Convertible Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Series C Dividends shall accrue between the Series C Commitment Date and ending on December 31, 1999, and on each December 31 thereafter, and shall be payable upon conversion of the Series C Preferred Stock into Common Stock. The "Series C
                                                                   --------
Original Issue Price" shall be Three Dollars and Six Cents ($3.06). No dividend
--------------------
may be declared, or paid or set apart, on the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock unless a dividend is declared, and paid or set apart, on each of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, ratably in proportion to the respective dividend amounts specified above. The Corporation at its option may make any dividend payment on the Series B Convertible Preferred Stock in shares of Series B Convertible Preferred Stock or cash, or a combination of both, with each such share of Series B Convertible Preferred Stock being valued for this purpose at the Series B Original Issue Price. The Corporation at its option may make any dividend payment on the Series C Convertible Preferred Stock in shares of Series C Convertible Preferred Stock or cash, or a combination of both, with each such share of Series C Convertible Preferred Stock being valued for this purpose at the Series C Original Issue Price. The Series A Dividends, the Series B Dividends and the Series C Dividends shall accumulate and accrue on each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, from the respective date set forth herein, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock or any other Junior Stock. Any accumulation of dividends on the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock shall not bear interest.

          (b) Priority.  Subject to the right of any series of Preferred Stock
              --------
that may from time to time come into existence, unless full dividends on the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior

Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the termination of employment by or service to the Corporation or any Subsidiary.

          Section 3.  Liquidation Rights of the Series A Convertible Preferred
                      --------------------------------------------------------
Stock, the Series B Convertible Preferred Stock and the Series C Convertible
----------------------------------------------------------------------------
Preferred Stock.
---------------

          (a) Preference.  In the event of any liquidation, dissolution or
              ----------
winding up of the Corporation, whether voluntary or involuntary, subject to the right of any series of Preferred Stock that may from time to time come into existence, the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Series A Original Issue Price per share of Series A Convertible Preferred Stock held by them, an amount equal to the Series B Original Issue Price per share of Series B Convertible Preferred Stock held by them and an amount equal to the Series C Original Issue Price per share of Series C Convertible Preferred Stock held by them, plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared), and no more. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C

Convertible Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, subject to the right of any series of Preferred Stock that may from time to time come into existence, then all of the assets of the Corporation to be distributed shall be distributed among the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock, ratably in accordance with their respective liquidation preferences.

          (b) Remaining Assets.  After the payment or distribution to the
              ----------------
holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock of the full preferential amounts aforesaid and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the holders of the Junior Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

          (c) Consent to Certain Transactions.  Each holder of shares of Series
              -------------------------------
A Convertible Preferred Stock, each holder of shares of Series B Convertible Preferred Stock and each holder of shares of Series C Convertible Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, be treated as having consented, for purposes of the Delaware General Corporation Law, or otherwise, to distributions made by the Corporation by the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary upon the termination of employment by or service to the Corporation or any Subsidiary or otherwise if such repurchase is made in accordance with the repurchase agreements referred to in Section 2(b) hereof and such repurchases are not prohibited by such Section.

          Section 4.  Merger, Consolidation.
                      ---------------------

               (a)  At any time, in the event of:

                    (1) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Corporation, or

                    (2) a sale or other disposition of all or substantially all of the assets of the Corporation, then:

                           (A)   subject to the right of any series of Preferred
Stock that may from time to time come into existence, holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock shall receive in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation an amount equal to the Series A Original Issue Price per share of Series A Convertible Preferred Stock held by them, an amount equal to the Series B Original Issue Price per share of Series B Convertible Preferred Stock held by them and an amount equal to the Series C Original Issue Price per share of Series C Convertible Preferred Stock held by them, plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) and no more; and

                           (B)  after the payment or distri bution to the
holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock of the full preferential amounts stated in Section 4(a)(2)(A) hereof and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining proceeds of such transaction shall be distributed ratably to the holders of Junior Stock.

          Such payments shall be made with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, Junior Stock and any series of Preferred Stock that may from time to time come into existence by (i) redemption or purchase of such shares by the Corporation or (ii) purchase or acquisition of such shares by the surviving or acquiring corporation, entity or person or by the Corporation. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(a)(2)(A) hereof shall first be paid to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock upon or immediately prior to such transaction in accordance herewith, subject to the right of any series of Preferred Stock that may from time to time come into existence, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock, ratably in accordance with their respective liquidation preferences.

               (b) Any securities or other property to be delivered to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock or the holders of the Series C Convertible Preferred Stock pursuant to Section 4(a) hereof shall be valued as follows:

                    (1) Securities shall be valued as follows:

                        (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                        (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                        (C) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board.

                    (2) All other property shall be valued at the fair market value thereof, as determined by the Board.

          Section 5.  [Reserved]

          Section 6.  Voting Rights.
                      -------------

          (a) Series A Convertible Preferred Stock, Series B Convertible
              ----------------------------------------------------------
Preferred Stock and Series C Convertible Preferred Stock.  Except as otherwise
--------------------------------------------------------
expressly provided for herein or as required by law, each holder of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, could be converted, pursuant to the provisions of Section 7 hereof, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken, and except as required by law or as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as required by law and as otherwise provided in this Section 6, the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Common Stock shall vote together and not as separate classes. The holders of the Series A

Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with applicable law. Fractional voting shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Common Stock.  Each holder of shares of Common Stock shall be
                   ------------
entitled to one vote for each share thereof held.

               (c) Election of the Board.  For so long as at least one thousand
                   ---------------------
(1,000) shares of Series A Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Convertible Preferred Stock), the holders of Series A Convertible Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; for so long as at least eight hundred forty-nine thousand five hundred (849,500) shares of Series B Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series B Convertible Preferred Stock), the holders of Series B Convertible Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the Corporation's Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; for so long as at least two hundred sixty-one thousand four hundred thirty-eight (261,438) shares of Series C Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C Convertible Preferred Stock), the holders of Series C Convertible Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, provided that so long as Rare Medium Group, Inc. and its affiliates own at least 50% of the outstanding Series C Convertible Preferred Stock, such member shall be designated by Rare Medium Group, Inc.; and the holders of Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

               (d) Protective Provisions for Series A Convertible Preferred
                   --------------------------------------------------------
Stock. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, for so long as at least one thousand (1,000) shares of Series A Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Convertible Preferred Stock), the Corporation shall not without the prior approval (by vote or written consent) of the holders of a majority of the Series A Convertible Preferred Stock, voting or consenting as a separate class:

                   (1) Amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation) that alters or changes the rights, preferences or privileges of the shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock so as to adversely affect such shares;

                   (2) Create any new class or series of stock having a preference superior to or on parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock with respect to dividends or upon liquidation;

                   (3) Increase or decrease the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock;

                   (4) Merge or consolidate the Corporation with or into any other corporation or corporations, or merge any other corporation or corporations into the Corporation, or sell all or substantially all of the assets of the Corporation, or effect any other corporate reorganization; or

                   (5) Effect an initial underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Corporation's Common Stock.

          (e) Protective Provisions for Series B Convertible Preferred Stock.
              --------------------------------------------------------------
Subject to the rights of any series of Preferred Stock which may from time to time come into existence, for so long as at least eight hundred forty-nine thousand five hundred (849,500) shares of Series B Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series B Convertible Preferred Stock), the Corporation shall not without the prior approval (by vote or written consent) of the holders of a majority of the Series B Convertible Preferred Stock, voting or consenting as a separate class:

                   (1) Amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation) that alters or changes the rights, preferences or privileges of the shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock so as to adversely affect such shares;

                   (2) Create any new class or series of stock having a preference superior to or on parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible

Preferred Stock with respect to dividends or upon liquidation;

                   (3) Increase or decrease the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock;

                   (4) Merge or consolidate the Corporation with or into any other corporation or corporations, or merge any other corporation or corporations into the Corporation, or sell all or substantially all of the assets of the Corporation, or effect any other corporate reorganization; or

                   (5) Effect an initial underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Corporation's Common Stock.

          (f) Protective Provisions for Series C Convertible Preferred Stock.
              --------------------------------------------------------------
Subject to the rights of any series of Preferred Stock which may from time to time come into existence, for so long as at least two hundred sixty-one thousand four hundred thirty-eight (261,438) shares of Series C Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series C Convertible Preferred Stock), the Corporation shall not without the prior approval (by vote or written consent) of the holders of a majority of the Series C Convertible Preferred Stock, voting or consenting as a separate class:

                   (1) Amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation (including any filing of a Certificate of Designation) that alters or changes the rights, preferences or privileges of the shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock so as to adversely affect such shares;

                   (2) Create any new class or series of stock having a preference superior to or on parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock with respect to dividends or upon liquidation;

                   (3) Increase or decrease the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock;

                   (4) Merge or consolidate the Corporation with or into any other corporation or corporations, or merge any other corporation or corporations into the Corporation, or sell all or substantially all of the assets of the Corporation, or effect any other corporate reorganization; or

                   (5) Effect an initial underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Corporation's Common Stock.

          Section 7.  Conversion.  The holders of Series A Convertible Preferred
                      ----------
Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock shall have the following conversion rights:

                (a) Right to Convert.  Each share of Series A Convertible
                    ----------------
Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                (b) Conversion Price.  The Series A Convertible Preferred Stock,
                    ----------------
the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, as the case may be, in effect at the time of conversion into One Thousand Dollars

($1,000.00) for each share of Series A Convertible Preferred Stock being converted, into Two Dollars and Thirty-Five Cents ($2.35) for each share of Series B Convertible Preferred Stock being converted and into Three Dollars and Six Cents($3.06) for each share of Series C Convertible Preferred Stock being converted. The initial Conversion Price per share shall be Eighty Cents ($0.80) for the Series A Convertible Preferred Stock, Two Dollars and Thirty-Five Cents ($2.35) for the Series B Convertible Preferred Stock and Three Dollars and Six Cents ($3.06) for the Series C Convertible Preferred Stock, and in each case, such initial Conversion Price shall be subject to adjustment from time to time as provided below (the "Conversion Price").
                        ----------------

          (c) Mechanics of Conversion.  Each holder of Series A Convertible
              -----------------------
Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein both the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock being converted and the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Thereupon the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall, as soon as practicable, pay in cash or, if the Corporation so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accrued and unpaid dividends on the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (d) Adjustment for Stock Splits and Combi nations.  If the Corporation
              ---------------------------------------------
at any time or from time to time after the Series C Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Prices then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Series C Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions.  If the
              --------------------------------------------------
Corporation at any time or from time to time after the Series C Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Prices then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions.  In the event
              -------------------------------------------------
the Corporation at any time or from time to time after the Series C Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock.

          (g) Adjustment for Reclassification, Exchange and Substitution.  In
              ----------------------------------------------------------
the event that at any time or from time to time after the Series C Commitment Date, the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
7), then and in any such event each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Reorganizations, Mergers, Consolidations or Sales of Assets.  If
              -----------------------------------------------------------
at any time or from time to time after the Series C Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substan tially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, as the case may be, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the appli-cation of the provisions of this Section 7 with respect to the rights of the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, as the case may be) shall be applicable after that event and be as nearly equivalent as may be practicable.

               (i) Sale of Shares Below Conversion Price.
                   -------------------------------------

                   (1) If at any time or from time to time after the Series C Commitment Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 7(i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Series A Convertible Preferred Stock Conversion Price, then and in each such case such then existing Series A Convertible Preferred Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to the issue price per share of such Additional Shares of Common Stock. The Corporation shall not issue, without prior approval of the Board, Additional Shares of Common Stock for an Effective Price that is less than the then existing Series A Convertible Preferred Stock Conversion Price.

                   (2) If at any time or from time to time after the Series C Commitment Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 7(i) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Series B Convertible Preferred Stock Conversion Price, then and in each such case such then existing Series B Convertible Preferred Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price of the Series B Convertible Preferred Stock by a fraction (i) the numerator of which shall be
(A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series A Convertible Preferred Stock, all Series B Convertible Preferred Stock and all Series C Convertible Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the maximum number of shares of Common Stock issuable upon the exercise or conversion of all other options, rights, warrants, or stock or other securities convertible into the Corporation's Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series A Convertible Preferred Stock, all Series B Convertible Preferred Stock and all Series C Convertible Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C) the maximum number of shares of Common Stock issuable upon the exercise or conversion of all other options, rights, warrants, or stock or other securities convertible into the Corporation's Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale.

          (3) If at any time or from time to time after the Series C Commitment Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 7(i) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Series C Convertible Preferred Stock Conversion Price, then and in each such case such then existing Series C Convertible Preferred Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price of the Series C Convertible Preferred Stock by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series A Convertible Preferred Stock, all Series B Convertible Preferred Stock and all Series C Convertible Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the maximum number of shares of Common Stock issuable upon the exercise or conversion of all other options, rights, warrants, or stock or other securities convertible into the Corporation's Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series A Convertible Preferred Stock, all Series B Convertible Preferred Stock and all Series C Convertible Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C) the maximum number of shares of Common Stock issuable upon the exercise or conversion of all other options, rights, warrants, or stock or other securities convertible into the Corporation's Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale.

          (4) For the purpose of making any adjustment required under this
Section 7(i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all expenses payable by the Corporation in connection with such issue or sale.

          (5) For the purpose of the adjustment required under this Section 7(i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the
                                             ----------------------
Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

          (6) For the purpose of the adjustment required under this Section 7(i), if the Corporation issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consid-
eration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (5) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to
------- --------
in this paragraph (6).

          (7) "Additional Shares of Common Stock" shall mean all shares of
               ---------------------------------
Common Stock issued by the Corporation after the Series C Commitment Date, whether or not subsequently reacquired or retired by the Corporation, other than
(i) shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock, (ii) shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock, (iii) shares of Common Stock issued upon conversion of the Series C Convertible Preferred Stock, (iv) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued to employees or directors of or consultants and advisers to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements, that are approved by the Board, (v) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Series C Commitment Date, (vi) shares of Common Stock issued and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board, and (vii) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board. The "Effective Price" of
                                                   ---------------
Additional

Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 7(i), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this Section 7(i), for such Additional Shares of Common Stock.

          (j) Accountants' Certificate of Adjustment. Upon the occurrence of
              --------------------------------------
each adjustment or readjustment of the Conversion Price or Conversion Prices pursuant to this Section 7, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall prepare and furnish to each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of holders of at least two-thirds (2/3) of the outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, furnish or cause to be furnished to all such holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, a like certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price or Conversion Prices in effect at the time, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

          (k) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or acquire any shares of stock or other securities of the Corporation, the Corporation shall mail to each holder of Series A Convertible Preferred Stock, each holder of Series

B Convertible Preferred Stock and each holder of Series C Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right.

               (l)  Automatic Conversion.
                    --------------------

                    (1) Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Series A Convertible Preferred Stock Conversion Price (A) immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds Twenty Million Dollars ($20,000,000) with price per share equal to or exceeding the product of 2.5 times the then existing Series B Convertible Preferred Stock Conversion Price, and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased (a "Qualified
                                                                 ---------
Public Offering"); or (B) upon the receipt by the Corporation of a written
---------------
notice from the holders of a majority of the shares of Series A Convertible Preferred Stock electing unconditionally to convert their shares of Series A Convertible Preferred Stock.

                    (2) Upon the occurrence of an event specified in paragraph
(1) above the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall, as soon as practicable thereafter, pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series A Convertible Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

          (3) Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Series B Convertible Preferred Stock Conversion Price (A) immediately upon the closing of a Qualified Public Offering; or (B) upon the receipt by the Corporation of a written notice from the holders of a majority of the shares of Series B Convertible Preferred Stock electing unconditionally to convert their shares of Series B Convertible Preferred Stock.

          (4) Upon the occurrence of an event specified in paragraph (3) above the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series B Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series B Convertible Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall, as soon as practicable thereafter, pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series B Convertible Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

          (5) Each share of Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Series C Convertible Preferred Stock Conversion Price (A) immediately upon the closing of a Qualified Public Offering; or (B) upon the receipt by the Corporation of a written notice from the holders of a majority of the shares of Series C Convertible Preferred Stock electing unconditionally to convert their shares of Series C Convertible Preferred Stock.

          (6) Upon the occurrence of an event specified in paragraph (5) above the outstanding shares of Series C Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Convertible Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series C Convertible Preferred Stock, the holders of Series C Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series C Convertible Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall, as soon as practicable thereafter, pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series C Convertible Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

          (m) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

          (n) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (o) Notices.  Any notice required or permitted by this Section 7 or
              -------
any other provision of this Article IV to be given to a holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as the case may be, or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (1) to each holder of record at the address of such holder appearing on the books of the Corporation, or (2) to the Corporation at its then principal executive offices, or (3) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

          Section 8.  No Reissuance of Series A Convertible Preferred Stock,
                      ------------------------------------------------------
Series B Convertible Preferred Stock or Series C Convertible Preferred Stock.
----------------------------------------------------------------------------
No share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Coporation shall be authorized to issue.

                                      V.

          The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                      VI.

          In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                     VII.

          Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                     VIII.

          A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

                                      IX.

          The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as it may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under such law against any expenses, liabilities or other matter referred to in or covered by that section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      X.

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.